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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of PowerDsine Ltd., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 14th day of February 2005.



Dated:   February 14, 2005              ABS Ventures VIII L.P.

                                        By:  Zolo LLC
                                        By:  Calvert Capital Caymans I L.L.C.


                                        By:     /s/ Bruns H. Grayson
                                             --------------------------------
                                             Name:  Bruns H. Grayson
                                             Title: Senior Manager


Dated:   February 14, 2005              Calvert Capital Caymans I L.L.C.

                                        By:     /s/ Bruns H. Grayson
                                             --------------------------------
                                             Name:  Bruns H. Grayson
                                             Title: Senior Manager


Dated:   February 14, 2005                      /s/ Bruns H. Grayson
                                             --------------------------------
                                             Bruns H. Grayson


Dated:   February 14, 2005                      /s/ R. William Burgess Jr.
                                             --------------------------------
                                             R. William Burgess Jr.